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                                                                 EXHIBIT 10.Z

                                  AMENDMENT

                                    TO THE

                          BW/IP INTERNATIONAL, INC.

                    SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN
                (as amended and restated as of April 1, 1992)

        The BW/IP International, Inc. Supplemental Executive Retirement Plan, as amended and restated as of April 1, 1992, (the "Plan"), which is maintained by BW/IP International, Inc. (the "Company"), is hereby amended in the following respects:

1.  Employer
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        The Plan is amended by modifying the definition of "Employer"
thereunder as follows:

         For purposes of this Plan, the term "Employer" shall mean BW/IP International, Inc. (the "Company") and the divisions, subsidiaries and affiliates of the Company which are participating in the Plan. Divisions of the Company shall participate in the Plan as determined from time to time by the Committee. Subsidiaries and affiliates of the Company shall participate in the Plan by taking appropriate corporate action with the Company's consent.

2.  Ratification and Reaffirmation
    ------------------------------

        Except as specifically amended hereby and as heretofore amended by Board of Directors of the Compaqny or the Compensation and Benefits Committee of the Company, the Plan shall remain in full force and effect in accordance with its terms.

3.  Effective Date
    --------------

        This Amendment to the Plan as restated shall be effective as of January 1, 1996.

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        IN WITNESS WHEREOF, the Company maintaining the Plan has caused this
Amendment to be executed as of the 15th day of December, 1995.


                                        BW/IP International, Inc.


                                        By /s/  John D. Hannesson
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